Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 11, 2024, with respect to the consolidated financial statements of AnaptysBio, Inc., incorporated herein by reference.

/s/ KPMG LLP
San Diego, California
March 11, 2024